UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2011

Chemical Financial Corporation
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-08185 (Commission File Number)	38-2022454 (IRS Employer Identification No.)

235 E. Main Street Midland, Michigan (Address of Principal Executive Offices)	48640 (Zip Code)

Registrant's telephone number, including area code:  (989) 839-5350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

                    This Current Report on Form 8-K/A is being filed as an amendment ("Amendment No. 1") to the Current Report on Form 8-K filed by the Corporation with the Securities and Exchange Commission on April 20, 2011 ("Original Filing"). The sole purpose of this Amendment No. 1 is to disclose the decision of the Company regarding how frequently it will conduct non-binding shareholder advisory votes on the compensation of executives. No other changes have been made to the Original Filing.

Item 5.07	Submission of Matters to a Vote of Security Holders.

                    At the Company's 2011 annual meeting of shareholders, the Company's shareholders voted on, among other matters, a proposal regarding the frequency of future non-binding shareholder advisory votes on the compensation of the Company's named executive officers. As previously reported by the Company in the Original Filing, a majority of votes cast on the frequency proposal were cast in favor of holding an advisory vote on the compensation of executives every year. In light of such voting results, the Board of Directors has determined that the Company will hold an advisory vote on the compensation of executives every year until the next required vote on the frequency of shareholder votes on the compensation of executives.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 8, 2011	CHEMICAL FINANCIAL CORPORATION (Registrant)

/s/ Lori A. Gwizdala
Lori A. Gwizdala Executive Vice President, Chief Financial Officer and Treasurer